                                    EXHIBIT 4

                                     FORM OF

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                         THE GROWTH FUND OF SPAIN, INC.,

                      SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                       AND

          SCUDDER KEMPER INVESTMENTS, INC. (WITH RESPECT TO SECTION 9)

                           DATED AS OF APRIL 14, 1998
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                                TABLE OF CONTENTS

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                                                                                           PAGE


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1.  DEFINITIONS............................................................................   1


2.  BASIC TRANSACTION......................................................................   1

         2.1  The Merger...................................................................   1
         2.2  Actions at Closing...........................................................   2
         2.3  Effect of Merger.............................................................   2

3.  REPRESENTATIONS AND WARRANTIES OF THE GROWTH FUND OF SPAIN.............................   2

         3.1  Organization.................................................................   2
         3.2  Registrations and Qualifications.............................................   2
         3.3  Regulatory Consents and Approvals............................................   3
         3.4  Noncontravention.............................................................   3
         3.5  Financial Statements.........................................................   3
         3.6  Annual Report................................................................   4
         3.7  Qualification, Corporate Power, Authorization of Transaction.................   4
         3.8  Legal Compliance.............................................................   4
         3.9  Material Contracts...........................................................   4
         3.10  Undisclosed Liabilities.....................................................   4
         3.11  Tax Filings.................................................................   5
         3.12  Qualifications under Subchapter M...........................................   5
         3.13  Form N-14 and Exemptive Application.........................................   5
         3.14  Capitalization..............................................................   6
         3.15  Books and Records...........................................................   6

4.  REPRESENTATIONS AND WARRANTIES OF THE SPAIN AND PORTUGAL FUND..........................   6

         4.1  Organization.................................................................   6
         4.2  Registrations and Qualifications.............................................   7
         4.3  Regulatory Consents and Approvals............................................   7
         4.4  Noncontravention.............................................................   7
         4.5  Financial Statements.........................................................   7
         4.6  Annual Report................................................................   8
         4.7  Qualification, Corporate Power, Authorization of Transaction.................   8
         4.8  Legal Compliance.............................................................   8
         4.9  Material Contracts...........................................................   8
         4.10  Undisclosed Liabilities.....................................................   8
         4.11  Tax Filings.................................................................   9
         4.12  Qualification under Subchapter M............................................   9
         4.13  Form N-14 and Exemptive Application.........................................   9
         4.14  Capitalization..............................................................  10
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         4.15  Issuance of Stock...........................................................  10
         4.16  Books and Records...........................................................  10

5.  CONVERSION TO SPAIN AND PORTUGAL FUND COMMON STOCK.....................................  11

         5.1  Conversion...................................................................  11
         5.2  Computation of Net Asset Value...............................................  11
         5.3  Issuance of Spain and Portugal Fund Common Stock.............................  11
         5.4  Surrender of Growth Fund of Spain Stock Certificates.........................  11

6.  COVENANTS OF THE PARTIES...............................................................  12

         6.1  Stockholders' Meetings.......................................................  12
         6.2  Operations in the Normal Course..............................................  12
         6.3  Articles of Merger...........................................................  13
         6.4  Regulatory Filings...........................................................  13
         6.5  Preservation of Assets.......................................................  13
         6.6  Tax Matters..................................................................  13
         6.7  Stockholder List.............................................................  14
         6.8 Delisting, Termination of Registration as an Investment Company...............  14

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SPAIN AND PORTUGAL FUND.........................  14

         7.1  Approval of Merger...........................................................  14
         7.2  Certificates and Statements by the Growth Fund of Spain......................  15
         7.3  Absence of Litigation........................................................  15
         7.4  Legal Opinions...............................................................  16
         7.5  Auditor's Consent and Certification..........................................  18
         7.6  Liabilities..................................................................  18
         7.7  Effectiveness of N-14 Registration Statement.................................  18
         7.8  Approval of Exemptive Application, Regulatory Filings........................  18
         7.9  Administrative Rulings, Proceedings..........................................  19
         7.10  Satisfaction of the Spain and Portugal Fund.................................  19
         7.11  Dividends...................................................................  19
         7.12 Custodian's Certificate......................................................  19
         7.13 Books and Records............................................................  19
         7.14 Compliance with Blue Sky Laws................................................  19

8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE GROWTH FUND OF SPAIN....................  20

         8.1  Approval of Merger...........................................................  20
         8.2  Certificates and Statements by the Spain and Portugal Fund...................  20
         8.3  Absence of Litigation........................................................  21
         8.4  Legal Opinions...............................................................  21
         8.5  Auditor's Consent and Certification..........................................  23
         8.6  Effectiveness of N-14 Registration Statement.................................  24
         8.7  Approval of Exemptive Application; Regulatory Filings........................  24
         8.8  Satisfaction of the Growth Fund of Spain.....................................  24
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         8.9  Dividends....................................................................  24
         8.10  Nomination of Directors of Growth Fund of Spain.............................  25
         8.11 Amendment of the Spain and Portugal Fund's Investment Advisory, Management
                  and Administration Contract..............................................  25

9.  PAYMENT OF EXPENSES....................................................................  26

         9.1  Allocation...................................................................  26
         9.2  Qualification of Investment Adviser..........................................  26

10.  COOPERATION FOLLOWING EFFECTIVE DATE..................................................  26


11.  INDEMNIFICATION.......................................................................  26

         11.1  The Growth Fund of Spain....................................................  26
         11.2  The Spain and Portugal Fund.................................................  27

12.  TERMINATION, POSTPONEMENT AND WAIVERS.................................................  27

         12.1  Termination.................................................................  27
         12.2  Waiver......................................................................  27
         12.3  Expiration of Representations and Warranties................................  28

13.  MISCELLANEOUS.........................................................................  28

         13.1  Transfer Restriction........................................................  28
         13.2  Material Provisions.........................................................  29
         13.3  Notices.....................................................................  29
         13.4  Amendments..................................................................  30
         13.5  Headings....................................................................  30
         13.6  Counterparts................................................................  30
         13.7  Enforceability..............................................................  30
         13.8  Successor and Designs.......................................................  31
         13.9  Governing Law...............................................................  31
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
                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 14th day of April, 1998, by and among The Growth Fund of Spain, Inc. (the "Target Fund" or the "Growth Fund of Spain"), a Maryland corporation and registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), Scudder Spain and Portugal Fund, Inc. (the "Acquiring Fund" or the "Spain and Portugal Fund"), a Maryland corporation and a registered investment company under the 1940 Act, and Scudder Kemper Investments, Inc., investment adviser to the Parties (for purposes of Section 9 of the Agreement only) (the "Investment Adviser"). The Spain and Portugal Fund and the Growth Fund of Spain are collectively referred to herein as the "Parties."

         This agreement contemplates a tax-free merger transaction which qualifies for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

         1.       DEFINITIONS

                  Certain capitalized terms used in this Agreement are specifically defined herein.

         2.       BASIC TRANSACTION

         2.1 The Merger. On and subject to the terms and conditions of this Agreement, the Target Fund will merge with and into the Acquiring Fund (the "Merger") at the Effective Date (as defined in Section 2.3 below) in accordance with the Maryland General Corporation Law ("MGCL"). The Spain and Portugal Fund shall be the surviving investment company. The Growth Fund of Spain shall cease to exist as a separate investment company and each share of the Growth Fund of Spain will be converted into an equivalent dollar amount (to the nearest one ten-thousandth of one cent) of full shares of Common Stock of the Spain and Portugal Fund, with a par value of $0.01 per share, plus cash in lieu of any fractional shares, computed based on the net asset value per share of each of the Parties at 4:00 p.m. Eastern Time on the Business Day prior to the Effective Date (the "Valuation Time"); the Effective Date and the Business Day prior to it must each be a day on which the New York Stock Exchange is open for trading (a "Business Day"), all upon and subject to the terms hereinafter set forth.

         From and after the Effective Date, the Acquiring Company shall possess all of the properties, assets, rights, privileges, powers and shall be subject to all of the restrictions, liabilities, obligations, disabilities and duties of the Growth Fund of Spain, all as provided under Maryland law.

         2.2 Actions at Closing. At the closing of the transactions contemplated by this Agreement (the "Closing") on the date thereof (the "Closing Date"), (i) the Growth Fund of Spain will deliver to the Spain and Portugal Fund the various certificates and documents referred to in Article 7 below, (ii) the Spain and Portugal Fund will deliver to the Growth Fund of Spain the various certificates and documents referred to in Article 8 below, and (iii) the Growth Fund of Spain and the Spain and Portugal Fund will file jointly with the State Department of Assessments and Taxation of Maryland (the "Department") the Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger") and make all other filings or recordings required by Maryland law in connection with the Merger.

         2.3 Effect of Merger. Subject to the requisite approvals of the stockholders of the Parties, and to the other terms and conditions described herein, the Merger shall become effective at such time as the Articles of Merger are accepted for record by the Department or at such later time as is specified in the Articles of Merger (the "Effective Date") and the separate corporate existence of the Growth Fund of Spain shall cease. As promptly as practicable after the Merger, the Growth Fund of Spain shall delist its shares from the New York Stock Exchange ("NYSE") and its registration under the 1940 Act shall be terminated. Any reporting responsibility of the Growth Fund of Spain is and shall remain the responsibility of the Growth Fund of Spain up to and including the Effective Date.

         3.       REPRESENTATIONS AND WARRANTIES OF THE GROWTH FUND OF SPAIN

         The Growth Fund of Spain represents and warrants to the Spain and Portugal Fund that the statements contained in this Article 3 are correct and complete in all material respects as of the execution of this Agreement on the date hereof.

         The Growth Fund of Spain represents and warrants to, and agrees with the Spain and Portugal Fund that:

         3.1      Organization.

         The Growth Fund of Spain is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

         3.2      Registrations and Qualifications.

         The Growth Fund of Spain is duly registered under the 1940 Act as a diversified, closed-end management investment company (File No. 811-05304), and such registration has not been revoked or rescinded and is in full force and effect. The Growth Fund of Spain has elected and qualified for the special tax treatment afforded regulated investment companies ("RICs") under Sections 851-855 of the Code at all times since its inception. The Growth Fund of Spain is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Growth Fund of Spain.

         3.3      Regulatory Consents and Approvals.

         No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Growth Fund of Spain of the transactions contemplated herein, except such as have been obtained or applied for under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and such as may be required by state securities laws.

         3.4      Noncontravention.

         The Growth Fund of Spain is not, and the execution, delivery and performance of this Agreement by the Growth Fund of Spain will not result, in violation of the laws of the State of Maryland or of the Articles of Incorporation or the By-laws of the Growth Fund of Spain, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Growth Fund of Spain is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Growth Fund of Spain will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Growth Fund of Spain is a party or by which it is bound.

         3.5      Financial Statements.

         The Spain and Portugal Fund has been furnished with a statement of assets, liabilities and capital and a schedule of investments of the Growth Fund of Spain, each as of November 30, 1997, said financial statements having been examined by Ernst & Young LLP, independent public auditors. These financial statements are in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and present fairly, in all material respects, the financial position of the Growth Fund of Spain as of such date in accordance with GAAP, and there are no known contingent liabilities of the Growth Fund of Spain required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

         The Spain and Portugal Fund has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Growth Fund of Spain, each as of March 31, 1998. This financial statement is in accordance with GAAP and presents fairly, in all material respects, the financial position of the Growth Fund of Spain as of such date in accordance with GAAP, and there are no known contingent liabilities of the Growth Fund of Spain required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

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
         3.6      Annual Report.

         The Spain and Portugal Fund has been furnished with the Growth Fund of Spain's Annual Report to Stockholders for the year ended November 30, 1997.

         3.7      Qualification, Corporate Power, Authorization of Transaction.

         The Growth Fund of Spain has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to stockholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

         3.8      Legal Compliance.

         No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending (in which service of process has been received) or to its knowledge threatened against the Growth Fund of Spain or any properties or assets held by it. The Growth Fund of Spain knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

         3.9      Material Contracts.

         There are no material contracts outstanding to which the Growth Fund of Spain is a party that have not been disclosed in the N-14 Registration Statement or will not be otherwise disclosed to the Spain and Portugal Fund prior to the Effective Date.

         3.10     Undisclosed Liabilities.

         Since November 30, 1997, there has not been any material adverse change in the Growth Fund of Spain's financial condition, assets, liabilities or business and the Growth Fund of Spain has no known liabilities of a material amount, contingent or otherwise, other than those shown on the Growth Fund of Spain's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since December 18, 1989, and those incurred in connection with the Merger. Prior to the Effective Date, the Growth Fund of Spain will advise the Spain and Portugal Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this subsection 3.10, a decline in net asset value per share of the Growth Fund of Spain due to declines in market values of securities in the Growth Fund of

Spain's portfolio or the discharge of Growth Fund of Spain liabilities will not constitute a material adverse change.

         3.11     Tax Filings.

         All federal and other tax returns and information reports of the Growth Fund of Spain required by law to have been filed shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Growth Fund of Spain's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. All tax liabilities of the Growth Fund of Spain have been adequately provided for on its books, and no tax deficiency or liability of the Growth Fund of Spain has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Effective Date occurs.

         3.12     Qualification under Subchapter M.

         For each taxable year of its operation (including the taxable year ending on the Effective Date), the Growth Fund of Spain has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net realized capital gain (as defined in the Code) that has accrued through the Effective Date.

         3.13     Form N-14 and Exemptive Application.

         The exemptive application to be filed with the Securities and Exchange Commission (the "SEC") by the Parties regarding the Merger (the "Exemptive Application") and the registration statement to be filed by the Spain and Portugal Fund on Form N-14 relating to the Spain and Portugal Fund Common Stock to be issued pursuant to this Agreement, and any supplement or amendment thereto or to the documents therein (as amended, the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of the stockholders' meetings referred to in Article 6 of this Agreement and at the Effective Date, insofar as it relates to the Growth Fund of Spain (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and
(ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall only apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Growth Fund of Spain for use in the N-14 Registration Statement.

         3.14     Capitalization.

         (a) All issued and outstanding shares of the Growth Fund of Spain (i) have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and
(iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the Transfer Agent as provided in Section 6.7. The Growth Fund of Spain does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of the Growth Fund of Spain shares, nor is there outstanding any security convertible into any of the Growth Fund of Spain shares.

         (b) The Growth Fund of Spain is authorized to issue 50,000,000 shares of stock, par value $0.01 per share, all of which shares are classified as Common Stock and each outstanding share of which is fully paid, non-assessable and has full voting rights. All of the issued and outstanding Shares of the Growth Fund of Spain were offered for sale and sold in conformity with all applicable Federal and State Securities laws.

         3.15     Books and Records.

         The books and records of the Growth Fund of Spain made available to the Spain and Portugal Fund are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Growth Fund of Spain.

         4.       REPRESENTATIONS AND WARRANTIES OF THE SPAIN AND PORTUGAL FUND

         The Spain and Portugal Fund represents and warrants to the Growth Fund of Spain that the statements contained in this Article 4 are correct and complete in all material respects as of the execution of this Agreement on the date hereof.

         The Spain and Portugal Fund represents and warrants to, and agrees with the Growth Fund of Spain that:

         4.1      Organization.

         The Spain and Portugal Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department, and has the power to own all of its assets and to carry on its business as it is now being conducted and to carry out this Agreement.

         4.2      Registrations and Qualifications.

         The Spain and Portugal Fund is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-06022) and such registration has not been revoked or rescinded and is in full force and effect. The Spain and Portugal Fund has elected and qualified for the special tax treatment afforded RICs under Sections 851-855 of the Code at all times since its inception. The Spain and Portugal Fund is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Spain and Portugal Fund.

         4.3      Regulatory Consents and Approvals.

         No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Spain and Portugal Fund of the transactions contemplated herein, except as such have been obtained or applied for under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws.

         4.4      Noncontravention.

         The Spain and Portugal Fund is not, and the execution, delivery and performance of this Agreement by the Spain and Portugal Fund will not result, in violation of the laws of the State of Maryland or of the Articles of Incorporation or the By-laws of the Spain and Portugal Fund, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Spain and Portugal Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Spain and Portugal Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Spain and Portugal Fund is a party or by which it is bound.

         4.5      Financial Statements.

         The Growth Fund of Spain has been furnished with a statement of assets, liabilities and capital and a schedule of investments of the Spain and Portugal Fund, each as of September 30, 1997, said financial statements having been examined by Price Waterhouse LLP, independent public auditors. These financial statements are in accordance with GAAP and present fairly, in all material respects, the financial position of the Spain and Portugal Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Spain and Portugal Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

         The Growth Fund of Spain has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Spain and Portugal Fund, each as of March 31, 1998. This financial statement is in accordance with GAAP and presents fairly, in all material respects the financial position of the Spain and Portugal Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Spain and Portugal Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

         4.6      Annual Report.

         The Growth Fund of Spain has been furnished with the Spain and Portugal Fund's Annual Report to Stockholders for the year ended September 30, 1997.

         4.7      Qualification, Corporate Power, Authorization of Transaction.

         The Spain and Portugal Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to stockholder approval, this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

         4.8      Legal Compliance.

         No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Spain and Portugal Fund or any properties or assets held by it. The Spain and Portugal Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

         4.9      Material Contracts.

         There are no material contracts outstanding to which the Spain and Portugal Fund is a party that have not been disclosed in the N-14 Registration Statement or will not be otherwise disclosed to the Growth Fund of Spain prior to the Effective Date.

         4.10     Undisclosed Liabilities.

         Since September 30, 1997, there has not been any material adverse change in the Spain and Portugal Fund's financial condition, assets, liabilities, or business and the Spain and Portugal Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the Spain and Portugal Fund's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since August 25, 1987 and those incurred in connection with the Merger. Prior to the Effective Date, the Spain and Portugal Fund will advise the Growth Fund of Spain in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued. For purposes of this Section 4.10, a decline in net asset value per share of the Spain and Portugal Fund due to declines in market values of securities in the Spain and Portugal Fund's portfolio or the discharge of the Spain and Portugal Fund liabilities will not constitute a material adverse change.

         4.11     Tax Filings.

         All federal and other tax returns and information reports of the Spain and Portugal Fund required by law to have been filed shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Spain and Portugal Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. All tax liabilities of the Spain and Portugal Fund have been adequately provided for on its books, and no tax deficiency or liability of the Spain and Portugal Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Effective Date occurs.

         4.12     Qualification under Subchapter M.

         For each taxable year of its operation, the Spain and Portugal Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net realized capital gain (as defined in the Code) that has accrued through the Effective Date.

         4.13     Form N-14 and Exemptive Application.

         The Exemptive Application, and the N-14 Registration Statement, on the effective date of the N-14 Registration Statement, at the time of the stockholders' meetings referred to in Section 6 of this Agreement and at the Effective Date, insofar as it relates to the Spain and Portugal Fund (i) shall have complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Growth Fund of Spain for use in the N-14 Registration Statement.

         4.14     Capitalization.

         (a) All issued and outstanding shares of the Spain and Portugal Fund
(i) have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws, (ii) are, and on the Effective Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and
(iii) will be held at the time of the Closing by the persons and in the amounts set forth in the records of the Transfer Agent. The Spain and Portugal Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of the Spain and Portugal Fund shares, nor is there outstanding any security convertible into any of the Spain and Portugal Fund shares.

         (b) The Spain and Portugal Fund is authorized to issue 200,000,000 shares of stock, par value $0.01 per share, all of which shares are classified as Common Stock and each outstanding share of which is fully paid, non-assessable and has full voting rights. All of the issued and outstanding shares of Common Stock of the Spain and Portugal Fund were offered for sale and sold in conformity with all applicable Federal and state securities laws and the shares to be issued pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

         4.15     Issuance of Stock.

         (a) At or prior to the Effective Date, the Spain and Portugal Fund Common Stock to be issued pursuant to this Agreement will be duly qualified for offering to the public in all states of the United States in which the sale of shares of Spain and Portugal Fund Common Stock presently are qualified, and there are a sufficient number of such shares registered under the 1933 Act and with each pertinent state securities commission to permit the issuance contemplated by this Agreement.

         (b) At or prior to the Effective Date, the Spain and Portugal Fund will have obtained any and all regulatory, director and stockholder approvals necessary to issue the Spain and Portugal Fund Common Stock.

         4.16     Books and Records.

         The books and records of the Spain and Portugal Fund made available to the Growth Fund of Spain are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Spain and Portugal Fund.

         5.       CONVERSION TO SPAIN AND PORTUGAL FUND COMMON STOCK

         5.1      Conversion.

         Subject to the requisite approval of the stockholders of the Parties, and the other terms and conditions contained herein, at the Effective Date, each share of Common Stock of the Growth Fund of Spain will be converted into an equivalent dollar amount (to the nearest one ten-thousandth of one cent) of full shares of Spain and Portugal Fund Common Stock, plus cash in lieu of fractional shares, computed based on the net asset value per share of each of the Parties at the Valuation Time.

         5.2      Computation of Net Asset Value.

         The net asset value per share of the Parties shall be determined as of the Valuation Time, and no formula will be used to adjust the net asset value so determined of either of the Parties to take into account differences in realized and unrealized gains and losses. The value of the assets of the Growth Fund of Spain to be transferred to the Spain and Portugal Fund shall be determined by the Spain and Portugal Fund pursuant to the principles and procedures consistently utilized by the Spain and Portugal Fund in valuing its own assets and determining its own liabilities for purposes of the Merger. Such valuation and determination shall be made by the Spain and Portugal Fund in cooperation with the Growth Fund of Spain and shall be confirmed in writing by the Spain and Portugal Fund to the Growth Fund of Spain. The net asset value per share of Spain and Portugal Fund Common Stock shall be determined in accordance with such procedures, and the Spain and Portugal Fund shall certify the computations involved.

         5.3      Issuance of Spain and Portugal Fund Common Stock.

         (a) The Spain and Portugal Fund shall issue to the stockholders of the Growth Fund of Spain separate certificates or share deposit receipts for the Spain and Portugal Fund Common Stock by delivering the certificates or share deposit receipts evidencing ownership of the Spain and Portugal Fund Common Stock to State Street Bank and Trust Company, as the transfer agent and registrar for Spain and Portugal Fund Common Stock.

         (b) The Spain and Portugal Fund may elect to issue separate certificates of share deposit receipts for the Spain and Portugal Fund that have been designated as a separate series of shares of Spain and Portugal Fund and that would trade pursuant to a separate listing on the New York Stock Exchange but would otherwise have identical voting and other rights and privileges.

         5.4      Surrender of Growth Fund of Spain Stock Certificates.

         With respect to any Growth Fund of Spain stockholder holding certificates representing shares of the Common Stock of the Growth Fund of Spain as of the Effective Date, and subject to the Spain and Portugal Fund being informed thereof in writing by the Growth Fund of Spain, the Spain and Portugal Fund will not permit such stockholder to receive new certificates evidencing ownership of the Spain and Portugal Fund Common Stock, until such stockholder has surrendered his or her outstanding certificates evidencing ownership of the common Stock of the Growth Fund of Spain or, in the event of lost certificates, posted adequate bond. The Growth Fund of Spain will request its stockholders to surrender their outstanding certificates representing certificates of the Common Stock of the Growth Fund of Spain or post adequate bond therefor. Dividends payable to holders of record of shares of the Spain and Portugal Fund as of any date after the Effective Date and prior to the exchange of certificates by any stockholder of the Growth Fund of Spain shall be paid to such stockholder, without interest; however, such dividends shall not be paid unless and until such stockholder surrenders his or her stock certificates of the Growth Fund of Spain for exchange. No fractional shares of the Spain and Portugal Fund will be issued to Growth Fund of Spain stockholders. In lieu thereof, the Spain and Portugal Fund's transfer agent, State Street Bank and Trust Company, will aggregate all fractional shares of the Spain and Portugal Fund and sell the resulting full shares on the New York Stock Exchange at the current market price for shares of the Spain and Portugal Fund for the account of all holders of fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such sale, without interest, upon surrender of such holder's Growth Fund of Spain Common Stock certificates.

         6.       COVENANTS OF THE PARTIES

         6.1      Stockholders' Meetings.

         (a) Each of the Parties shall hold a meeting of its respective stockholders for the purpose of considering the Merger as described herein, which meeting has been called by each Party for July 23, 1998, and any amendments thereof.

         (b) Each of the Parties agrees to mail to each of its respective stockholders of record entitled to vote at the meeting of stockholders at which action is to be considered regarding the Merger, in sufficient time to comply with requirements as to notice thereof, a combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

         6.2      Operations in the Normal Course.

         Each Party covenants to operate its business in the ordinary course between the date hereof and the Effective Date, it being understood that such ordinary course of business will include (i) the declaration and payment of customary dividends and other distributions and (ii) in the case of the Growth Fund of Spain, preparing for its liquidation, dissolution and deregistration, except that the distribution of dividends pursuant to Sections 7.11 and 8.9 of this Agreement shall not be deemed to constitute a breach of the provisions of this Section 6.2.

         6.3      Articles of Merger.

         The Parties agree that, as soon as practicable after satisfaction of all conditions to the Merger, they will jointly file executed Articles of Merger with the Department and make all other filings or recordings required by Maryland law in connection with the Merger.

         6.4      Regulatory Filings.

         (a) The Growth Fund of Spain undertakes that, if the Merger is consummated, it will file, or cause its agents to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Growth Fund of Spain has ceased to a registered investment company.

         (b) The Spain and Portugal Fund will file the N-14 Registration Statement with the SEC and will use its best efforts to ensure that the N-14 Registration Statement becomes effective as promptly as practicable. The Growth Fund of Spain agrees to cooperate fully with the Spain and Portugal Fund, and will furnish to the Spain and Portugal Fund the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.

         (c) The Parties each agree to proceed as promptly as possible to cause to be made the necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Filing") if applicable, with respect to the transactions contemplated by this Agreement and to ensure that the related waiting period expires or is otherwise terminated at the earliest possible time.

         6.5      Preservation of Assets.

         The Spain and Portugal Fund agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Growth Fund of Spain to be acquired in the Merger, except for dispositions made in the ordinary course of business.

         6.6      Tax Matters.

         Each of the Parties agrees that by the Effective Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes. In connection with this covenant, the Parties agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Spain and Portugal Fund agrees to retain for a period of ten (10) years following the Effective Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Growth Fund of Spain for its final taxable year and for all prior taxable periods. Any information obtained under this subsection shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. After the Effective Date, the Spain and Portugal Fund shall prepare, or cause its agents to prepare, any Federal, state or local tax returns, including any Forms 1099, required to be filed by the Growth Fund of Spain with respect to its final taxable years ending with the Effective Date and for any prior periods or taxable years for which the due date for such return has not passed as of the Effective Date and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by the Spain and Portugal Fund (other than for payment of taxes) in excess of any accrual for such expenses by the Growth Fund of Spain in connection with the preparation and filing of said tax returns and Forms 1099 after the Effective Date shall be borne by the Spain and Portugal Fund.

         6.7      Stockholder List.

         Prior to the Effective Date, the Growth Fund of Spain shall have made arrangements with its transfer agent to deliver to the Spain and Portugal Fund, a list of the names and addresses of all of the stockholders of record of the Growth Fund of Spain on the Effective Date and the number of shares of Common Stock of the Growth Fund of Spain owned by each such stockholder, certified by the Growth Fund of Spain's transfer agent or President to the best of their knowledge and belief.

         6.8      Delisting, Termination of Registration as an Investment
                  Company.

         The Growth Fund of Spain agrees that the (i) delisting of the shares of the Growth Fund of Spain with the NYSE and (ii) termination of its registration as a regulated investment company will be effected in accordance with applicable law as soon as practicable following the Effective Date.

         7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SPAIN AND PORTUGAL FUND

         The obligations of the Spain and Portugal Fund hereunder shall be subject to the following conditions:

         7.1      Approval of Merger.

         This Agreement shall have been adopted, and an amendment to the Spain and Portugal Fund's Articles of Incorporation permitting the Merger to be approved by the affirmative vote of the holders of more than 50% of the shares of Common Stock of the Spain and Portugal Fund issued and outstanding and entitled to vote thereon shall have been approved, by the affirmative vote of the holders of more than 50% of the shares of Common Stock of the Spain and Portugal Fund issued and outstanding and entitled to vote thereon, and the Growth Fund of Spain shall have delivered to the Spain and Portugal Fund a copy of the resolution approving this Agreement adopted by its Board of Directors and stockholders, certified by its secretary.

         7.2      Certificates and Statements by the Growth Fund of Spain.

         (a) The Growth Fund of Spain shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since March 31, 1998, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

         (b) The Growth Fund of Spain shall have furnished to the Spain and Portugal Fund a certificate signed by its President (or any Vice President), dated the Effective Date, certifying that as of the Effective Date all representations and warranties made in this Agreement are true and correct in all material respects as if made at and as of such date and each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

         (c) The Growth Fund of Spain shall have delivered to the Spain and Portugal Fund a letter from Ernst & Young LLP, dated the Effective Date, stating that such firm has performed a limited review of the Federal, state and local income tax returns for the period ended November 30, 1997, and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the Federal, state and local income taxes of the Growth Fund of Spain for the period covered thereby; and that for the period from November 30, 1997 to and including the Effective Date and for any taxable year ending upon its dissolution, such firm has performed a limited review to ascertain the amount of such applicable Federal, state and local taxes, and has determined that either such amount has been paid or reserves established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of Federal, state and local taxes for the period from November 30, 1997, to and including the Effective Date and for any taxable year ending upon its dissolution or that the Growth Fund of Spain would not continue to qualify as a RIC for Federal income tax purposes.

         7.3      Absence of Litigation.

         There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

         7.4      Legal Opinions.

         (a) The Spain and Portugal Fund shall have received an opinion of Vedder, Price, Kaufman & Kammholz, as counsel to the Growth Fund of Spain, in form and substance satisfactory to the Spain and Portugal Fund and dated the Effective Date, to the effect that (i) the Growth Fund of Spain is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department; (ii) the Agreement has been duly authorized, executed and delivered by the Growth Fund of Spain, and, assuming that the N-14 Registration Statement complies with the 1933 Act, 1934 Act and the 1940 Act constitutes a valid and legally binding obligation of the Growth Fund of Spain, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles; (iii) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal or Maryland state court or governmental authority is required for the consummation by the Growth Fund of Spain of the Merger, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the published rules and regulations of the SEC thereunder and under Maryland law and such as may be required by state securities or blue sky laws; (iv) the descriptions in the N-14 Registration Statement with respect to the Growth Fund of Spain, including but not limited to the description of statutes, legal and governmental proceedings and contracts and other documents with respect to the Growth Fund of Spain, are accurate and fairly present the information required to be shown; (v) such counsel does not know of any statutes, legal or governmental proceedings or contracts or other documents with respect to the Growth Fund of Spain related to the Merger of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (vi) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement (known to such counsel) to which the Growth Fund of Spain is a party or by which the Growth Fund of Spain is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; (vii) the Growth Fund of Spain is not, to the knowledge of such counsel, required to qualify to do business as a foreign corporation in any jurisdiction where it is not currently so qualified or where the failure to so qualify would have a material adverse effect on the Spain and Portugal Fund, the Growth Fund of Spain, or either of their stockholders; (viii) to the best of such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Growth Fund of Spain; and (ix) all corporate actions required to be taken by the Growth Fund of Spain to authorize this Agreement and to effect the Merger have been duly authorized by all necessary corporate actions on behalf of the Growth Fund of Spain. Such opinion shall also state that (x) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto with respect to the Growth Fund of Spain, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto with respect to the Growth Fund of Spain, (1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Growth Fund of Spain, and (2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Growth Fund of Spain; and (xi) such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to the Growth Fund of Spain contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Vedder, Price, Kaufman & Kammholz may state that it is relying on certificates of officers of the Growth Fund of Spain with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Growth Fund of Spain and on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to matters of Maryland law.

         (b) The Spain and Portugal Fund shall have received an opinion from Dechert Price & Rhoads, as counsel to the Spain and Portugal Fund, dated the Effective Date, to the effect that for Federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that the Spain and Portugal Fund and the Growth Fund of Spain will each be deemed a "party" to a reorganization within the meaning of Section 368(b) of the Code; (ii) in accordance with
Section 361(a) of the Code, no gain or loss will be recognized to the Growth Fund of Spain as a result of the Merger or the distribution of Spain and Portugal Fund Common Stock to Growth Fund of Spain stockholders under Section 361(c)(1) of the Code, except to the extent such stockholders are paid cash in lieu of fractional shares of Spain and Portugal Fund in the Merger; (iii) under
Section 1032 of the Code, no gain or loss will be recognized to the Spain and Portugal Fund as a result of the Merger; (iv) in accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized to the stockholders of the Growth Fund of Spain on the conversion of their shares into Spain and Portugal Fund Common Stock; (v) in accordance with Section 362(b) of the Code, the tax basis of the Growth Fund of Spain assets in the hands of the Spain and Portugal Fund will be the same as the tax basis of such assets in the hands of the Growth Fund of Spain prior to the consummation of the Merger; (vi) in accordance with Section 358 of the Code, immediately after the Merger, the tax basis of the Spain and Portugal Fund Common Stock received by the stockholders of the Growth Fund of Spain in the Merger will be equal, in the aggregate, to the tax basis of the shares of the Growth Fund of Spain converted pursuant to the Merger; (vii) in accordance with Section 1223 of the Code, a stockholder's holding period for the Spain and Portugal Fund Common Stock will be determined by including the period for which he or she held the Common Stock of the Growth Fund of Spain converted pursuant to the Merger, provided that such Growth Fund of Spain shares were held as a capital asset; (viii) in accordance with Section 1223 of the Code, the Spain and Portugal Fund's holding period with respect to the Growth Fund of Spain assets transferred will include the period for which such assets were held by the Growth Fund of Spain; and (ix) the payment of cash to the Growth Fund of Spain stockholders in lieu of fractional shares of the Spain and Portugal Fund will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Spain and Portugal Fund with the result that the Growth Fund of Spain stockholder will generally have capital gains or losses to the extent the cash distribution differs from such stockholder's basis allocable to the fractional shares.

         7.5      Auditor's Consent and Certification.

         The Spain and Portugal Fund shall have received from Ernst & Young LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Effective Date, in form and substance satisfactory to the Spain and Portugal Fund, to the effect that (i) they are independent public auditors with respect to the Growth Fund of Spain within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements and supplementary information of the Growth Fund of Spain included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

         7.6      Liabilities.

         The assets or liabilities of the Growth Fund of Spain to be transferred to the Spain and Portugal Fund shall not include any assets or liabilities which the Spain and Portugal Fund, by reason of limitations in its Registration Statement or Articles of Incorporation, may not properly acquire or assume. The Spain and Portugal Fund does not anticipate that there will be any such assets or liabilities but the Spain and Portugal Fund will notify the Growth Fund of Spain if any do exist and will reimburse the Growth Fund of Spain for any reasonable transaction costs incurred by the Growth Fund of Spain for the liquidation of such assets and liabilities.

         7.7      Effectiveness of N-14 Registration Statement.

         The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Spain and Portugal Fund, contemplated by the SEC.

         7.8      Approval of Exemptive Application; Regulatory Filings.

         (a) The Exemptive Application shall have been approved and that the Spain and Portugal Fund shall have received from the SEC such orders or interpretations as Dechert Price & Rhoads, as counsel to the Spain and Portugal Fund, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Merger, provided, that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.

         (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

         7.9      Administrative Rulings, Proceedings.

         The SEC shall not have issued an unfavorable advisory report under
Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act, no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Growth Fund of Spain or would prohibit the Merger.

         7.10     Satisfaction of the Spain and Portugal Fund.

         All proceedings taken by the Growth Fund of Spain and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Spain and Portugal Fund.

         7.11     Dividends.

         Prior to the Effective Date, the Growth Fund of Spain shall have declared and paid a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its stockholders substantially all of its net investment company taxable income that has accrued through the Effective Date, if any (computed without regard to any deduction of dividends paid), and substantially all of its net capital gain, if any, realized through the Effective Date.

         7.12     Custodian's Certificate.

         The Growth Fund of Spain's custodian shall have delivered to the Spain and Portugal Fund a certificate identifying all of the assets of the Growth Fund of Spain held or maintained by such custodian as of the Valuation Time.

         7.13     Books and Records.

         The Growth Fund of Spain's transfer agent shall have provided to the Spain and Portugal Fund (i) the originals or true copies of all of the records of the Growth Fund of Spain in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of the Growth Fund of Spain outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any shares and the number of shares held of record by each such shareholder.

         7.14     Compliance with Blue Sky Laws.

         All of the issued and outstanding shares of the Growth Fund of Spain shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws (including any applicable exemptions therefrom) and, to the extent that any audit of the records of the Growth Fund of Spain or its transfer agent by the Spain and Portugal Fund or its agents shall have revealed otherwise, either (i) the Growth Fund of Spain shall have taken all actions that in the opinion of the Spain and Portugal Fund or its counsel are necessary to remedy any prior failure on the part of the Growth Fund of Spain to have offered for sale and sold such shares in conformity with such laws or (ii) the Growth Fund of Spain shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of the Spain and Portugal Fund, to indemnify the Spain and Portugal Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted to threatened by reason of such failure on the part of the Spain and Portugal Fund to have offered and sold such shares in conformity with such laws.

         8.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE GROWTH FUND OF
                  SPAIN

         The obligations of the Growth Fund of Spain hereunder shall be subject to the following conditions:

         8.1      Approval of Merger.

         This Agreement shall have been adopted, and an amendment to the Growth Fund of Spain's Articles of Incorporation permitting the Merger to be approved by the affirmative vote of the holders of 66 2/3% of the shares of Common Stock of the Growth Fund of Spain issued and outstanding and entitled to vote thereon shall have been approved, by the affirmative vote of the holders of 66 2/3% percent of the shares of Common Stock of the Growth Fund of Spain issued and outstanding and entitled to vote thereon; and that the Spain and Portugal Fund shall have delivered to the Growth Fund of Spain a copy of the resolution approving this Agreement adopted by its Board of Directors and stockholders, certified by its secretary.

         8.2      Certificates and Statements by the Spain and Portugal Fund.

         (a) The Spain and Portugal Fund shall have furnished a statement of assets, liabilities and capital, together with a schedule of investments with their respective dates of acquisition and tax costs, certified on its behalf by its President (or any Vice President) and its Treasurer, and a certificate executed by both such officers, dated the Effective Date, certifying that there has been no material adverse change in its financial position since March 31, 1998, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

         (b) The Spain and Portugal Fund shall have furnished to the Growth Fund of Spain a certificate signed by its President (or any Vice President), dated the Effective Date, certifying that as of the Effective Date all representations and warranties made in this Agreement are true and correct in all material respects as if made at and as of such date and each has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

         (c) The Spain and Portugal Fund shall have delivered to the Growth Fund of Spain a letter from Price Waterhouse LLP, dated the Effective Date, stating that such firm has performed a limited review of the Federal, state and local income tax returns for the period ended September 30, 1997, and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the Federal, state and local income taxes of the Spain and Portugal Fund for the period covered thereby; and that for the period from September 30, 1997 to and including the Effective Date, such firm has performed a limited review to ascertain the amount of such applicable Federal, state and local taxes, and has determined that either such amount has been paid or reserves established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of Federal, state and local taxes for the period from September 30, 1997, to and including the Effective Date or that the Spain and Portugal Fund would not continue to qualify as a regulated investment company for Federal income tax purposes.

         8.3      Absence of Litigation.

         There shall be no material litigation pending with respect to the matters contemplated by this Agreement.

         8.4      Legal Opinions.

         (a) The Growth Fund of Spain shall have received an opinion of Dechert Price & Rhoads, as counsel to the Spain and Portugal Fund, in form and substance satisfactory to the Growth Fund of Spain and dated the Effective Date, to the effect that (i) the Spain and Portugal Fund is a corporation duly organized, validly existing under the laws of the State of Maryland and is in good standing with the Department; (ii) the Agreement has been duly authorized, executed and delivered by the Spain and Portugal Fund, and, assuming that the N-14 Registration Statement complies with the 1933 Act, 1934 Act and the 1940 Act, constitutes a valid and legally binding obligation of the Spain and Portugal Fund, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws pertaining to the enforcement of creditors' rights generally and by equitable principles; (iii) to the best of such counsel's knowledge, no consent, approval, authorization or order of any United States federal or Maryland state court or governmental authority is required for the consummation by the Spain and Portugal Fund of the Merger, except such may be required under the 1933 Act, the 1934 Act, the 1940 Act and the published rules and regulations of the SEC thereunder and under Maryland law and such as may be required under state securities or blue sky laws; (iv) the N-14 Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the N-14 Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and, with respect to the Spain and Portugal Fund, the N-14 Registration Statement, and each amendment or supplement thereto, as of their respective effective dates, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the SEC thereunder; (v) the descriptions in the N-14 Registration Statement with respect to the Spain and Portugal Fund, including, but not limited to, the description of statutes, legal and governmental proceedings and contracts and other documents with respect to the Spain and Portugal Fund, and other documents with respect to the Spain and Portugal Fund are accurate and fairly present the information required to be shown; (vi) such counsel does not know of any statutes, legal or governmental proceedings or contracts with respect to the Spain and Portugal Fund or other documents related to the Merger of a character required to be described in the N-14 Registration Statement which are not described therein or, if required to be filed, filed as required; (vii) the execution and delivery of this Agreement does not, and the consummation of the Merger will not, violate any material provision of the Articles of Incorporation, as amended, the by-laws, as amended, or any agreement (known to such counsel) to which the Spain and Portugal Fund is a party or by which the Spain and Portugal Fund is bound, except insofar as the parties have agreed to amend such provision as a condition precedent to the Merger; (viii) the Spain and Portugal Fund is not, to the knowledge of such counsel, required to qualify to do business as a foreign corporation in any jurisdiction where it is not currently so qualified or where the failure to so qualify would have a material adverse effect on the Spain and Portugal Fund, the Growth Fund of Spain, or either of their stockholders; (ix) to the best of such counsel's knowledge, no material suit, action or legal or administrative proceeding is pending or threatened against the Spain and Portugal Fund; and (x) all corporate actions required to be taken by the Spain and Portugal Fund to authorize this Agreement and to effect the Merger have been duly authorized by all necessary corporate actions on behalf of the Spain and Portugal Fund. Such opinion shall also state that (x) while such counsel cannot make any representation as to the accuracy or completeness of statements of fact in the N-14 Registration Statement or any amendment or supplement thereto with respect to the Spain and Portugal Fund, nothing has come to their attention that would lead them to believe that, on the respective effective dates of the N-14 Registration Statement and any amendment or supplement thereto, (1) the N-14 Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Spain and Portugal Fund; and (2) the prospectus included in the N-14 Registration Statement contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to the Spain and Portugal Fund; and (y) such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to the Spain and Portugal Fund contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Dechert Price & Rhoads may state that it is relying on certificates of officers of the Spain and Portugal Fund with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of the Spain and Portugal Fund and on the opinion of Venable, Baetjer & Howard, LLP as to matters of Maryland law.

         (b) The Growth Fund of Spain shall have received an opinion from Vedder, Price, Kaufman & Kammholz and dated the Effective Date, to the effect that for Federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that the Spain and Portugal Fund and the Growth Fund of Spain will each be deemed a "party" to a reorganization within the meaning of Section 368(b) of the Code; (ii) in accordance with Section 361(a) of the Code, no gain or loss will be recognized to the Growth Fund of Spain as a result of the Merger or on the distribution of Spain and Portugal Fund Common Stock to Growth Fund of Spain stockholders under Section 361(c)(1) of the Code, except to the extent such stockholders are paid cash in lieu of fractional shares of Spain and Portugal Fund in the Merger; (iii) under Section 1032 of the Code, no gain or loss will be recognized to the Spain and Portugal Fund as a result of the Merger; (iv) in accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized to the stockholders of the Growth Fund of Spain on the conversion of their shares into Spain and Portugal Fund Common Stock; (v) in accordance with Section 362(b) of the Code, the tax basis of the Growth Fund of Spain assets in the hands of the Spain and Portugal Fund will be the same as the tax basis of such assets in the hands of the Growth Fund of Spain prior to the consummation of the Merger; (vi) in accordance with Section 358 of the Code, immediately after the Merger, the tax basis of the Spain and Portugal Fund Common Stock received by the stockholders of the Growth Fund of Spain in the Merger will be equal, in the aggregate, to the tax basis of the shares of the Growth Fund of Spain converted pursuant to the Merger; (vii) in accordance with
Section 1223 of the Code, a stockholder's holding period for the Spain and Portugal Fund Common Stock will be determined by including the period for which he or she held the Common Stock of the Growth Fund of Spain converted pursuant to the Merger, provided, that such Growth Fund of Spain shares were held as a capital asset; (viii) in accordance with Section 1223 of the Code, Spain and Portugal Fund's holding period with respect to the Growth Fund of Spain assets transferred will include the period for which such assets were held by the Growth Fund of Spain; and (ix) the payment of cash to the Growth Fund of Spain stockholders in lieu of fractional shares of the Spain and Portugal Fund will be treated as though the fractional shares were distributed as part of the Merger and then redeemed by the Spain and Portugal Fund with the result that the Growth Fund of Spain stockholder will generally have capital gains or losses to the extent the cash distribution differs from such stockholder's basis allocable to the fractional shares.

         8.5      Auditor's Consent and Certification.

         The Growth Fund of Spain shall have received from Price Waterhouse LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Effective Date, in form and substance satisfactory to the Growth Fund of Spain, to the effect that (i) they are independent public auditors with respect to the Spain and Portugal Fund within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements and supplementary information of the Spain and Portugal Fund incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

         8.6      Effectiveness of N-14 Registration Statement.

         The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Growth Fund of Spain, contemplated by the SEC.

         8.7      Approval of Exemptive Application; Regulatory Filings.

         (a) The Exemptive Application shall have been approved and the Growth Fund of Spain shall have received from the SEC such orders or interpretations as Vedder, Price, Kaufman & Kammholz, as counsel to the Growth Fund of Spain, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Merger, provided, that such counsel or counsel to the Spain and Portugal Fund shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

         (b) The SEC shall not have issued an unfavorable advisory report under
Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Merger under Section 25(c) of the 1940 Act, no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of the Growth Fund of Spain or would prohibit the Merger.

         (c) The Spain and Portugal Fund shall have received from any relevant state securities administrator such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

         8.8      Satisfaction of the Growth Fund of Spain.

         That all proceedings taken by the Spain and Portugal Fund and its counsel in connection with the Merger and all documents incidental thereto shall be satisfactory in form and substance to the Growth Fund of Spain.

         8.9      Dividends.

         Prior to the Effective Date, the Spain and Portugal Fund shall have declared and paid a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its stockholders substantially all of its net investment company taxable income that has accrued through the Effective Date, if any (computed without regard to any deduction of dividends paid), and substantially all of its net capital gain, if any, realized through the Effective Date.

         8.10     Nomination of Directors of Growth Fund of Spain

         The Committee of Independent Directors of the Spain and Portugal Fund shall have recommended, and the Board of Directors of the Spain and Portugal Fund shall have approved, the nomination of the current Directors of the Growth Fund of Spain for election to the Board of Directors of the Spain and Portugal Fund at the Annual Meeting of Stockholders of the Spain and Portugal Fund currently scheduled to be held July 23, 1998, and at any adjournments thereof, provided that the Agreement shall have been adopted by the requisite vote of the stockholders of the Spain and Portugal Fund and of the Growth Fund of Spain. The current Directors of the Growth Fund of Spain elected to the Board of Directors of the Spain and Portugal Fund shall take their seats on the Board of Directors at the meeting of the Board of Directors of the Spain and Portugal Fund first held after the Effective Date of the Merger. The nominees and their classes shall be the following: Class I Directors (term to expire in 1999): Arthur R. Gottschalk, Moritz A. Sell and John G. Weithers; Class II Directors (term to expire in 2000): James E. Akins, Gregory L. Melville and John B. Tingleff; Class III Directors (term to expire in 2001): Frederick T. Kelsey and Fred B. Renwick (collectively, the "Nominees"). Provided further that in order to limit ongoing expenses of the Spain and Portugal Fund and to enhance the efficiency of Board operations, such Nominees have advised the Spain and Portugal Fund that it is their current intention to serve on the Board of Directors of the Spain and Portugal Fund only until such time as the proposed in-kind redemption offer to stockholders of the Spain and Portugal Fund following the Merger is completed, unless there is a pro-rata reduction in the amount of shares accepted pursuant to such redemption offer, in which event the Nominees may continue to serve on the Board of Directors to consider the appropriateness of further action. If any Nominee is elected to the Board of Directors of the Spain and Portugal Fund, the Committee of Independent Directors shall appoint each such Nominee who is not an interested person of the Spain and Portugal Fund or Scudder Kemper Investments, Inc. to serve on the Committee of Independent Directors.

         8.11 Amendment of the Spain and Portugal Fund's Investment Advisory, Management and Administration Contract

         The Spain and Portugal Fund's Investment Advisory, Management and Administration Contract with Scudder Kemper shall have been amended to provide that the fee payable from the Spain and Portugal Fund to Scudder Kemper thereunder shall be equal to an annual rate of 1.00% per annum of the value of the Fund's average weekly net assets with respect to the first $400 million of net assets, declining to 0.95% per annum of the value of the Fund's average weekly net assets thereafter, and to provide that Scudder Kemper will pay for the travel expenses related to the attendance at Board and committee meetings of all Directors, officers and executive employees of the Spain and Portugal Fund who are affiliates of Scudder Kemper.

         9.       PAYMENT OF EXPENSES

         9.1      Allocation.

         All expenses incurred in connection with the Merger since January 1, 1998 shall be allocated equally among Scudder Kemper Investments, Inc., the Spain and Portugal Fund, and the Growth Fund of Spain. Such expenses shall include, but not be limited to, all costs related to the preparation and distribution of the N-14 Registration Statement, the Exemptive Application, the HSR Filing for the Parties, proxy solicitation expenses, SEC registration fees, and NYSE listing fees. Neither of the Parties owes any broker's or finder's fees in connection with the transactions provided for herein.

         9.2      Qualification of Investment Adviser.

         For purposes of this section, the Investment Adviser represents and warrants to the Parties that it has full power and authority to enter into and perform its obligations under this Section 9. The execution, delivery and performance by it of this provision has been duly authorized by all necessary action.

         10.      COOPERATION FOLLOWING EFFECTIVE DATE

         In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification as described below). The Growth Fund of Spain acknowledges and agrees that from and after the Effective Date, the Spain and Portugal Fund shall be entitled to possession of all documents, books, records, agreements and financial data of any sort pertaining to the Growth Fund of Spain.

         11.      INDEMNIFICATION

         11.1     The Growth Fund of Spain.

         The Spain and Portugal Fund agrees to indemnify and hold harmless the Growth Fund of Spain and each of the Growth Fund of Spain's directors and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Growth Fund of Spain or any of its directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Spain and Portugal Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         11.2     The Spain and Portugal Fund.

         The Growth Fund of Spain agrees to indemnify and hold harmless the Spain and Portugal Fund and each of the Spain and Portugal Fund's directors and officers from and against any and all losses, claims, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Spain and Portugal Fund or any of its directors or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Growth Fund of Spain of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         12.      TERMINATION, POSTPONEMENT AND WAIVERS

         12.1     Termination.

         (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Merger abandoned at any time (whether before or after adoption by the stockholders of each of the Parties) prior to the Effective Date, or the Effective Date may be postponed, (i) by mutual agreement of the Parties' Board of Directors; (ii) by the Board of Directors of the Spain and Portugal Fund if any of obligations of the Growth Fund of Spain set forth in this Agreement has not been fulfilled or waived by such Board or if the Growth Fund of Spain has made a material and intentional misrepresentation herein or in connection herewith; or (iii) by the Board of Directors of the Growth Fund of Spain if any obligations of the Spain and Portugal Fund set forth in this Agreement has not been fulfilled or waived by such Board or if the Spain and Portugal Fund has made a material and intentional misrepresentation herein or in connection herewith.

         (b) If the transaction contemplated by this Agreement shall not have been consummated by December 31, 1998, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Directors of the Parties.

         (c) In the event of termination of this Agreement pursuant to the provisions hereof, the Agreement shall become void and have no further effect, and there shall not be any liability hereunder on the part of either of the Parties or their respective directors or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

         12.2     Waiver.

         At any time prior to the Effective Date, any of the terms or conditions of this Agreement may be waived by the Board of Directors of either the Growth Fund of Spain or the Spain and Portugal Fund (whichever is entitled to the benefit thereof), if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended in this Agreement to the stockholders of their respective fund, on behalf of which such action is taken.

         12.3     Expiration of Representations and Warranties.

         (a) The respective representations and warranties contained in Articles 3 and 4 of this Agreement shall expire with, and be terminated by, the consummation of the Merger, and neither of the Parties nor any of their officers, directors, agents or stockholders shall have any liability with respect to such representations or warranties after the Effective Date. This provision shall not protect any officer, director, agent or stockholder of the Parties against any liability to the entity for which that officer, director, agent or stockholder so acts or to its stockholders to which that officer, director, agent or stockholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

         (b) If any order or orders of the SEC with respect to this Agreement shall be issued prior to the Effective Date and shall impose any terms or conditions which are determined by action of the Boards of Directors of the Parties to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the stockholders of the Parties, unless such terms and conditions shall result in a change in the method of computing the number of shares of Spain and Portugal Fund Common Stock to be issued pursuant to this Agreement, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the stockholders of the Parties prior to the meetings at which the Merger shall have been approved, this Agreement shall not be consummated and shall terminate unless the Parties call special meetings of stockholders at which such conditions so imposed shall be submitted for approval.

         13.      MISCELLANEOUS

         13.1     Transfer Restriction.

         Pursuant to Rule 145 under the 1933 Act, and in connection with the issuance of any shares to any person who at the time of the Merger is, to its knowledge, an affiliate of a party to the Merger pursuant to Rule 145(c), Spain and Portugal Fund will cause to be affixed upon the certificate(s) issued to such person (if any) a legend as follows:

         THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE SCUDDER SPAIN AND PORTUGAL FUND, INC. (OR ITS STATUTORY SUCCESSOR) OR ITS PRINCIPAL UNDERWRITER UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND, SUCH REGISTRATION IS NOT REQUIRED.

and, further, that stop transfer instructions will be issued to the Spain and Portugal Fund's transfer agent with respect to such shares. The Growth Fund of Spain will provide the Spain and Portugal Fund on the Effective Date with the name of any Growth Fund of Spain stockholder who is to the respective knowledge of the Growth Fund of Spain an affiliate of it on such date.

         13.2     Material Provisions.

         All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         13.3     Notices.

         All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Growth Fund of Spain:

                  Philip J. Collora, Esq.
                  Vice President, Treasurer and Secretary
                  The Growth Fund of Spain, Inc.
                  222 South Riverside Plaza
                  Chicago, IL  60606

With a Copy to:

                  David A. Sturms, Esq.
                  Vedder, Price, Kaufman & Kammholz
                  222 North LaSalle Street
                  Chicago, IL  60601

If to the Spain and Portugal Fund:

                  Bruce H. Goldfarb, Esq.
                  Vice President and Assistant Secretary
                  Scudder Spain and Portugal Fund
                  345 Park Avenue
                  New York, NY  10154

With a Copy to:

                  Robert W. Helm, Esq.
                  Dechert Price & Rhoads
                  1775 Eye Street, NW
                  Washington, D.C.  20006

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         13.4     Amendments.

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Growth Fund of Spain and the Spain and Portugal Fund; provided, however, that following the meeting of the Growth Fund of Spain and Spain and Portugal Fund stockholders to approve the Merger, no such amendment may have the effect of changing the provisions for determining the number of the Spain and Portugal Fund shares to be issued to the Growth Fund of Spain stockholders under this Agreement to the detriment of such stockholders without their further approval.

         13.5     Headings.

         The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.6     Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.7     Enforceability.

         Any term or provisions of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         13.8     Successors and Assigns.

         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and the stockholders of the Parties and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         13.9     Governing Law.

         This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its President or Vice President and its seal to be affixed thereto and attested by its Secretary or Assistant Secretary.



                                  SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                  By:___________________________________[SEAL]

                                       Name:____________________________________

Attest:                                Title:___________________________________

                                  THE GROWTH FUND OF SPAIN, INC.

                                  By:____________________________________[SEAL]

                                       Name:____________________________________

Attest:                               Title:____________________________________


                                  SCUDDER KEMPER INVESTMENTS, INC.
                                  (with respect to Section 9)

                                  By:____________________________________[SEAL]

                                       Name:____________________________________

Attest:                               Title:____________________________________